Exhibit 10.1

LIQUIDATING TRUST AGREEMENT

LIQUIDATING TRUST AGREEMENT AND DECLARATION OF TRUST (this “Agreement”), dated as of October 7, 2026 (the “Effective Date”), by and among Elme Communities, a Maryland real estate investment trust (the “Company”), and Paul T. McDermott and W. Drew Hammond, each as an Initial Trustee (as defined below), and Mark E. Chertok, as a Subsequent Trustee (as defined below).

RECITALS

WHEREAS, the Company’s Board of Trustees (the “Board”) and, on October 30, 2025, the Company’s shareholders, previously approved the Plan of Sale and Liquidation, which contemplates the sale, disposition or liquidation of all the Company’s assets, the wind-down of the Company’s business and affairs and the termination of the Company’s existence by voluntary dissolution (such Plan of Sale and Liquidation, the “Plan”);

WHEREAS, the Liquidating Trust (as defined below) is hereby established pursuant to, and to effectuate certain provisions of, the Plan and to hold the Trust Assets (as defined below) in trust for the benefit of the Beneficiaries (as defined below) until such time as such assets may be liquidated and residual proceeds of the liquidation are distributed in accordance with the terms of this Agreement; and

WHEREAS, the Trustees are willing to accept the Trust Assets and hold them in the Liquidating Trust for the uses and purposes and upon such terms and conditions hereinafter set forth, to administer the Liquidating Trust pursuant to the terms of this Agreement in order to liquidate the Trust Assets and, upon satisfaction of all related liabilities and obligations, to distribute the residual proceeds of the liquidation in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
NAME AND DEFINITIONS

1.1 Name. The trust, which is formed as a Maryland common law trust upon the terms and conditions set forth in this Agreement and in accordance with the terms of the Act (as defined below), to the extent applicable, shall be known as the “Elme Communities Liquidating Trust” (the “Liquidating Trust”).

1.2 Defined Terms. Terms used but not otherwise defined in this Agreement shall be defined as follows unless the context otherwise requires:

“Act” shall mean the Maryland Trust Act (Title 14.5 of the Estates and Trusts Article of the Annotated Code of Maryland).

“Agent” shall have the meaning given to such term in Section 2.5.

“Agreement” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

“Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries.

“Beneficiary” shall mean the Initial Beneficiary until the Subsequent Transfer Time, as described in Section 3.1(a), and then subsequently each Ultimate Beneficiary and each transferee of a Beneficial Interest transferred pursuant to and in accordance with the terms and conditions of this Agreement.

“Board” shall have the meaning given to such term in the Recitals.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall have the meaning given to such term in Section 5.9(a).

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“Company” shall have the meaning given to such term in the Preamble.

“Effective Date” shall have the meaning given to such term in the Preamble.

“Exchange Act” shall have the meaning given to such term in Section 5.9(a).

“Holder List” shall have the meaning given to such term in Section 3.1(b).

“Indemnified Person” and “Indemnified Persons” shall have the meaning given to such terms in Section 8.5.

“Initial Beneficiary” shall have the meaning given to such term in Section 3.1(a).

“Initial Transfer Date” shall mean October 7, 2026.

“Initial Transfer Time” shall mean 12:01 A.M., Eastern Time, on the Initial Transfer Date (or such other time on the Initial Transfer Date as shall be determined by the Board).

“Initial Transferred Assets” shall mean: (i) one-hundred United States dollars ($100); and (ii) any other assets of the Company and the current and former direct and indirect subsidiaries of the Company as determined by the Board.

“Initial Trustees” shall have the meaning given to such term in Section 6.2.

“Liabilities” shall mean all of the Company’s and its direct and indirect subsidiaries’ unsatisfied taxes, tax audits and any findings arising from, in connection with or relating thereto, liens, penalties, interest, costs and expenses, unsatisfied debts, damages, charges, losses, claims, liabilities, commitments, suits and any other obligations, whether contingent or fixed or otherwise (including any costs and expenses incurred or to be incurred in connection with the winding-up and complete liquidation and dissolution of the Company).

“Liquidating Trust” shall have the meaning given to such term in Section 1.1.

“Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

“Plan” shall have the meaning given to such term in the Recitals.

“Securities Act” shall have the meaning given to such term in Section 5.9(a).

“Shareholders” shall mean the beneficial holders of the outstanding Shares as of the Subsequent Transfer Time (or, with respect to Shares traded prior to the Subsequent Transfer Time that have not settled as of the Subsequent Transfer Time, the beneficial holders as of any later time that any such trade settles).

“Shares” shall mean the shares of beneficial interest, $0.01 par value per share, of the Company.

“Subsequent Transfer Date” shall mean the business day immediately following the last day of trading of the Company’s shares of beneficial interest on the New York Stock Exchange, or such later date as determined by the Board.

“Subsequent Transfer Time” shall mean 12:01 A.M., Eastern Time, on the Subsequent Transfer Date (or such other time on the Subsequent Transfer Date as shall be determined by the Board).

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“Subsequent Transferred Assets” shall mean all of the Company’s right, title and interest in and to the rights, assets and properties of the Company, and the current and former direct and indirect subsidiaries of the Company, in each case as of the Subsequent Transfer Time, including any accounts receivable, cash, securities, claims, causes of action, contingent claims and reserves.

“Subsequent Trustee” shall have the meaning given to such term in Section 6.2.

“Transfer” shall mean the transfer and assignment of the Transferred Assets to the Liquidating Trust on a Transfer Date.

“Transfer Dates” shall mean the Initial Transfer Date and the Subsequent Transfer Date, each of which is referred to as a “Transfer Date.”

“Transfer Time” shall mean the Initial Transfer Time and the Subsequent Transfer Time, each of which is referred to as a “Transfer Time.”

“Transferred Assets” shall mean the Initial Transferred Assets and the Subsequent Transferred Assets.

“Trust Assets” shall mean all the property (real, personal, tangible or intangible) held from time to time in the Liquidating Trust and administered by the Trustees under this Agreement, which initially shall consist of the Initial Transferred Assets and as of the Subsequent Transfer Time shall consist of all of the Transferred Assets, and, in addition, after each Transfer Date, shall include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from or attributable to any rights, assets or property held by the Liquidating Trust (including those held by any Trust Subsidiary), less any of the foregoing utilized by the Trustees to pay expenses of the Liquidating Trust, satisfy Liabilities or make distributions to the Beneficiaries pursuant to the terms and conditions hereof.

“Trust Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity directly owned by the Liquidating Trust (including any direct or indirect subsidiary of the Company included in the Transferred Assets).

“Trustees” shall mean, collectively, the Initial Trustees and any Subsequent Trustee, including any successors thereto.

“Ultimate Beneficiary” shall have the meaning given to such term in Section 3.1(a).

“Units” shall have the meaning given to such term in Section 3.1(b).

Article II
ESTABLISHMENT OF THE TRUST

2.1 Establishment. Pursuant to the Plan, the Company and the Trustees hereby establish the Liquidating Trust on behalf of the Beneficiaries.

2.2 Purpose of Trust.

(a) The Liquidating Trust is organized for the sole purpose of liquidating the Trust Assets and, in connection therewith, to own, administer and realize the value of the Trust Assets for the ultimate purpose of liquidating the Trust Assets and distributing the residual proceeds thereof to the Beneficiaries, after satisfaction of the Liabilities, with no objective to continue or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of, and preservation or realization of the value of, the Trust Assets. The Trustees shall be under no obligation to diversify Trust Assets.

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(b) In connection with the foregoing, the Trustees will (i) take such actions as they deem necessary or appropriate to carry out the purpose of the Liquidating Trust and facilitate such ownership, administration, realization and liquidation of the Trust Assets, (ii) protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, and (iii) distribute the residual proceeds from the liquidation of Trust Assets in accordance with the terms and conditions hereof.

(c) It is intended that, for federal, state and local income tax purposes, upon the Subsequent Transfer Time (i) the Liquidating Trust shall be treated as a liquidating trust under Treasury Regulations Section 301.7701-4(d) and any analogous provision of state or local law, and will be operated in a manner which complies with Revenue Procedure 82-58, 1982-2 C.B. 847 (as amplified by Revenue Procedure 91-15, 1991-1 C.B. 484), and (ii) the Beneficiaries shall be treated as the owners of their respective share of the Liquidating Trust pursuant to Sections 671 through 679 of the Code and any analogous provision of state or local law, and shall be taxed on their respective share of the Liquidating Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustees shall (a) file all tax returns required to be filed and (b) make any informational tax filings or other submissions necessary, in each case with any governmental agency consistent with this position, including any returns required of grantor trusts pursuant to Treasury Regulations Section 1.671-4(a).

2.3 Transfer of Transferred Assets.

(a) Pursuant to Section 2.2(c), effective as of each Transfer Time, the Company hereby delivers, releases, assigns and conveys to the Trustees to be held in the Liquidating Trust  on behalf of the Beneficiaries, to be held in the Liquidating Trust for the benefit of the Beneficiaries, (i) all of its legal and beneficial right, title and interest in, to and under the Transferred Assets transferred at such time held by it, for the uses and purposes stated herein, subject to the terms and provisions set out herein, and the Trustees hereby accept all such Transferred Assets for the benefit of the Beneficiaries, subject to the terms and conditions hereof, and (ii) all of its rights with respect to the Transferred Assets transferred at such time held by it including attorney-client privilege and work product, and hereby waives its right and the right of any legal, financial or other advisors to assert such rights as a defense or otherwise, and the Trustees, on behalf of the Beneficiaries, hereby accept all such rights with respect to the Transferred Assets, subject to the terms and conditions in this Agreement.

(b) At any time and from time to time on and after the date hereof, the Company shall (i) execute and deliver, at the reasonable request of the Trustees, any instruments, documents, books and records (including those maintained in electronic format and original documents as may be needed) and (ii) take, or cause to be taken, all such further action as the Trustees may reasonably request in order to evidence or effectuate the Transfer as of the applicable Transfer Time of the applicable Transferred Assets held by it to the Trustees to be held in the Liquidating Trust and consummation of the transactions contemplated hereby and by the Plan and to otherwise carry out the intent of the parties hereunder and under the Plan.

2.4 Title to Trust Assets. The Transfer and delivery of the Transferred Assets to the Trustees, in their capacities as Trustees of the Liquidating Trust and not in their individual capacities, to be held in the Liquidating Trust shall be made as of the respective Transfer Time by the Company for the benefit and on behalf of the applicable Beneficiaries. In this regard, at the Subsequent Transfer Time, the applicable Transferred Assets held by the Company will be treated for tax purposes as being transferred to the applicable Beneficiaries, and then by such Beneficiaries to the Liquidating Trust in exchange for Beneficial Interests for the benefit of such Beneficiaries in accordance with the Plan. Upon the Transfer and delivery of the Transferred Assets hereunder, the Trustees shall succeed to all of the Company’s right, title and interest in, to and under the applicable Transferred Assets and the Liabilities and the Company will have no further interest in or with respect to the applicable Transferred Assets or the Trust Assets, and upon the Subsequent Transfer Time, this Liquidating Trust.

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2.5 Assumption and Payment of Liabilities. Effective as of the Subsequent Transfer Time, the Trustees, in their capacity as Trustees of the Liquidating Trust and not in their individual capacities, hereby assume all Liabilities on behalf of the Trust and the Beneficiaries and agree thereafter to cause the Liquidating Trust to pay, discharge and perform when due all of the Liabilities. Should any Liability be asserted against the Trustees as the transferees of the Transferred Assets or as a result of the assumption made in this Section 2.5, the Trustees may use all or such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall any Trustee, Beneficiary or employee, officer, manager, agent, advisor or other representative of the Liquidating Trust or of any Trust Subsidiary (“Agent”) be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not sufficient to satisfy the Liabilities. The Trustees shall have no duty to investigate unknown liabilities beyond reasonable efforts.

2.6 Management of Trust Subsidiaries.

(a) The Trustees shall take or cause to be taken such actions with respect to the Liquidating Trust’s direct or indirect interest in each Trust Subsidiary (whether in connection with the Liquidating Trust’s position as direct or indirect equity owner, partner, member or manager, or as a director, officer, employee or Agent of such Trust Subsidiary), as are consistent with the purposes and provisions of the Liquidating Trust and this Agreement, including Section 2.2.

(b) Consistent with the foregoing, the Trustees shall, as necessary, cause each Trust Subsidiary to distribute to the Liquidating Trust, on or before each distribution provided for in Section 5.6 and Section 5.7, such portion of its cash as is deemed necessary by the Trustees to make such distribution pursuant to Section 5.6 or Section 5.7.

(c) The Trustees may also serve as partners, members, directors, officers, employees or agents of a Trust Subsidiary.

2.7 No Reversion to the Company. In no event shall any part of the Trust Assets revert to or be distributed to the Company.

2.8 Incidents of Ownership. The Company shall be the Initial Beneficiary and the Shareholders shall be the Ultimate Beneficiaries of the Liquidating Trust created by this Agreement. The Trustees shall retain incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

Article III
BENEFICIARIES

3.1 Beneficial Interests.

(a)  The initial Beneficiary of the Liquidating Trust shall be the Company (the “Initial Beneficiary”) until the Subsequent Transfer Time, whereupon the Ultimate Beneficiaries (as defined below) shall be the sole Beneficiaries of the Liquidating Trust and the Initial Beneficiary shall cease to be a Beneficiary of the Liquidating Trust.

(b) The ultimate Beneficiaries of the Liquidating Trust (the “Ultimate Beneficiaries”) shall be, as a result of the conveyances contemplated by Section 2.3(a) of this Agreement, the Shareholders, as determined by the Trustees in accordance with a copy of the list of Shareholders as of the Subsequent Transfer Date (the “Holder List”). For ease of administration, the Trustees shall express the Beneficial Interest of each Beneficiary in terms of units (“Units”). Each Shareholder will receive one Unit for each Share then held. Each Ultimate Beneficiary shall have a pro rata interest in the Trust Assets equal to the number of Units held by such Ultimate Beneficiary divided by the total number of Units held by all Ultimate Beneficiaries. On and after the Subsequent Transfer Date, all outstanding Shares and certificates representing such Shares shall be deemed cancelled automatically.

(c) The rights of Beneficiaries in, to and under the Trust Assets and the Liquidating Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate. The Trustees shall maintain, or cause to be maintained, a record of the name and address of each Beneficiary and the aggregate number of Units held by such Beneficiary.

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(d) If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustees shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustees shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustees be liable for interest on any funds which they may so withhold. Notwithstanding anything to the contrary set forth in this Section 3.1(d), the Trustees shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify the Trustees as between all conflicting claims or demands.

3.2 Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to such Beneficiary hereunder according to the Beneficiary’s Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary’s Beneficial Interest shall pass as personal property to the Beneficiary’s legal representative and such death shall in no way terminate or affect the validity of this Agreement; provided, however, the Trustees or their agents shall not be obligated to book a transfer of a deceased Beneficiary’s Beneficial Interest to his or her legal representative until the Trustees shall have received Letters Testamentary or Letters of Administration and written notice of the death of the deceased Beneficiary or other documentation acceptable to the Trustees in their sole discretion. A Beneficiary shall have no title to, right to, possession of, management of, or control of, any of the Trust Assets except the right to receive distributions of the residual proceeds from the liquidation thereof as, when, and if made as expressly provided herein. No widower, widow, heir or devisee of any Person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any of the Trust Assets.

3.3	Limitations on Transfer.

(a) The Beneficial Interest of a Beneficiary may not be transferred other than by will, intestate succession or operation of law; provided that, as long as such transaction does not constitute a sale, exchange or disposition for U.S. federal income tax purposes, the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to and upon written consent of the Trustees, which consent may be withheld in the Trustees’ sole discretion. Units shall not be listed on any exchange or quoted on any quotation system. For all U.S. federal income tax purposes, any assignee or transferee that receives a Beneficial Interest in compliance with this Section 3.3 shall be treated as a grantor and owner of the Liquidating Trust pursuant to Treasury Regulations Section 1.671-2(e)(3).

(b) Neither the Trustees, any Beneficiary nor any Agents of the Liquidating Trust, if any, may take any action to facilitate or encourage the sale or transfer of any Beneficial Interests, except for transfers that are expressly permitted in, and that comply with the provisions of, Section 3.3(a). Furthermore, except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary. The interest of a Beneficiary shall be paid by the Trustees to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

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3.4 Trustees as Beneficiary. Any Trustee, either individually or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if it were not a Trustee hereunder and shall have all rights of a Beneficiary, including the right to vote and to receive distributions, to the same extent as if it were not a Trustee hereunder.

Article IV
DURATION AND TERMINATION OF THE TRUST

4.1 Duration. The existence of the Liquidating Trust shall terminate upon the earlier of (a) the liquidation of all of the remaining Trust Assets and distribution of the residual proceeds therefrom as provided in Section 5.7, or (b) the expiration of a period of three years from the Subsequent Transfer Date. Notwithstanding the foregoing, the Trustees may continue the existence of the Liquidating Trust beyond the three-year term if the Trustees reasonably determine that an extension of determinate duration is necessary to fulfill the purposes of the Liquidating Trust.

4.2 Other Obligations of Trustees upon Termination. Upon termination of the Liquidating Trust, the Trustees shall provide for the retention of the books and records relating to the Trust Assets, income and Liabilities of the Liquidating Trust, Holder List, and other files which shall have been delivered to or created by the Trustees or their Agents relating to the Trust Assets and as to which the Trustees shall have determined to retain or which are required by applicable law to be retained following such termination. At the Trustees’ discretion, all of such retained records and documents may be destroyed at any time after six years following the final distribution with respect to the Trust Assets. Except as otherwise specifically provided herein, upon the final distribution of residual proceeds of the Trust Assets, the Trustees shall have no further duties or obligations hereunder; provided, that the Trustees shall execute and deliver such other instruments and agreements as shall be reasonably necessary or required to effect the termination of the Liquidating Trust.

Article V
ADMINISTRATION OF TRUST ASSETS

5.1 Sale of Trust Assets. The Trustees shall make continuing efforts to dispose of and liquidate the Trust Assets and cause each Trust Subsidiary to dispose of and liquidate its assets, to make timely distributions and to not unduly prolong the duration of the Liquidating Trust. Without limiting the foregoing, and subject to the terms and conditions of this Agreement, the Trustees may, and may cause the Liquidating Trust, at such times as they deem appropriate, in their discretion, to collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of and liquidate all or any part of the Trust Assets as they deem appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustees shall determine).

5.2 Efforts to Resolve Claims and Liabilities. Subject to the terms and conditions of this Agreement, the Trustees shall make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Liquidating Trust or any Trust Subsidiary may be responsible, administer and dispose of and liquidate the Trust Assets as contemplated by this Agreement, make timely distributions to the Beneficiaries, and not unduly prolong the duration of the Liquidating Trust.

5.3 Continued Collection of Trust Assets. All property that is determined to be a part of the Trust Assets shall continue to be collected by the Trustees and held as a part of the Liquidating Trust. The Trustees shall hold the Trust Assets without being obligated to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary’s share of interest actually earned by the Liquidating Trust after payment of the Liquidating Trust’s liabilities and expenses as provided in Section 5.5.

5.4 Restriction on Trust Assets. The Liquidating Trust shall not receive, or permit any Trust Subsidiary to receive, transfers of, and shall cause to be distributed, any assets prohibited by Revenue Procedure 82-58, 1982-2 C.B. 847 (as amplified by Revenue Procedure 91-15, 1991-1 C.B. 484), as the same may be further amended, supplemented, or modified, including any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer, or any general or limited partnership interest, it being understood that the interests in the Trust Subsidiaries do not constitute any such assets. The Trustees shall not retain (or permit any Trust Subsidiary to retain) cash in excess of a reasonable amount (as determined by the Trustees in their sole discretion) to meet expenses and Liabilities of the Liquidating Trust and the Trust Assets.

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5.5 Payment of Expenses and Liabilities. The Trustees shall pay from the Trust Assets all expenses of the Liquidating Trust and Liabilities relating to the Trust Assets, including interest, penalties, taxes, assessments, and public charges of any kind or nature and the costs, charges, and expenses connected with or growing out of the execution or administration of the Liquidating Trust and such other payments and disbursements as are provided for in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustees.

5.6 Interim Distributions. At such times as may be determined in their sole discretion, the Trustees shall distribute, or cause to be distributed, to the Beneficiaries, in proportion to the number of Units held by each Beneficiary on the record date for such distribution as determined by the Trustees in their sole discretion, the residual proceeds from the liquidation of Trust Assets and income from Liquidating Trust investments, and such other cash or property comprising a portion of the Trust Assets as the Trustees may in their sole discretion determine may be distributed; provided, however, that the Trustees shall distribute, or cause to be distributed, at least annually to the Beneficiaries, all residual cash proceeds from the liquidation of Trust Assets in excess of a reasonable amount (as determined by the Trustees in their sole discretion) to meet expenses and Liabilities of the Liquidating Trust and the Trust Assets, unless the Trustees determine in good faith that deferral is necessary to protect against contingent liabilities.

5.7 Final Distribution. If the Trustees determine that the Liabilities of the Liquidating Trust and the Trust Subsidiaries have been paid or discharged, and all Trust Assets have been liquidated, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the residual proceeds of such Trust Assets to the Beneficiaries as of the record date of such distribution, in proportion to the number of Units held by each Beneficiary; provided, however, if the Trustees determine that the amount of residual proceeds of the Trust Assets available for final distribution are insufficient in amount to warrant an additional cash distribution to Beneficiaries, such remaining funds shall instead be donated to one or more charities selected by the Trustees.

5.8 Delivery of Distributions. All distributions under this Agreement to any Beneficiary shall be made at the address of such Beneficiary as set forth on the books and records of the Liquidating Trust or any of its or their Agents, unless the Trustees have been notified in writing of a change of address, including by the filing of a proof of claim or interest by such Beneficiary that contains an address for such Beneficiary different from the address reflected on the record for such Beneficiary. In the event that any distribution to any Beneficiary is returned as undeliverable, the Trustees shall use reasonable efforts to determine the current address of such Beneficiary, but no further distributions to such Beneficiary shall be made unless and until the Trustees have determined the then current address of such Beneficiary, at which time such distribution shall be made to such Beneficiary without interest; provided, however, that such undeliverable or unclaimed distributions shall be deemed unclaimed property at the expiration of one year from the date of distribution and such property shall escheat to the state.

5.9 Securities Laws and Other Reports to Beneficiaries.

(a) The issuance of Beneficial Interests in accordance with the Plan shall be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state and local laws requiring registration of securities. To the extent the Trustees determine that the Liquidating Trust is required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trustees shall take any and all actions to comply with such reporting requirements. The Trustees may prepare and distribute annual financial statements to Beneficiaries, which need not be audited, and may file such reports with the Securities and Exchange Commission (the “Commission”) as required by applicable law or deemed appropriate by the Trustees (which statements, if prepared and distributed, shall be filed under cover of Form 10-K under the Company’s Commission file number to the extent the Liquidating Trust is eligible to do so), but need not prepare or distribute any quarterly financial statements.

(b) Within 120 days after the end of each taxable year of the Liquidating Trust and after termination of the Liquidating Trust, the Trustees shall disclose by filing with the Commission describing, or otherwise deliver a written report to the Beneficiaries of, the Liquidating Trust’s property, Liabilities, receipts, and disbursements, including the source and amount of the compensation of the Trustees, a listing of the Trust Assets, and, if feasible, the respective market values of the Trust Assets, at the end of such taxable year or upon termination, to the extent known to the Trustees. The Trustees may submit similar reports for such interim periods during the taxable year as they deem advisable.

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(c) The tax year and the fiscal year of the Liquidating Trust shall end on December 31 of each year (unless the Liquidating Trust is liquidated, dissolved, or terminated prior to such date, in which case, the Liquidating Trust’s taxable year shall end on the date of such liquidation, dissolution or termination), unless the Trustees deem it advisable to establish some other date as the date on which the taxable year of the Liquidating Trust shall end to the extent permitted by applicable law.

(d) This Section 5.9 and Section 5.10 are the sole source of the Beneficiaries’ rights to reports from the Liquidating Trust or the Trustees.

(e)  The Trustees shall not be liable for any inaccuracies in reports, tax information, valuations or estimates except in cases of fraud or willful misconduct.

5.10 Income Tax Information. As soon as practicable after the close of each tax year, the Trustees shall mail, deliver or shall cause to be mailed, delivered or otherwise made publicly available, to each Person who was a Beneficiary during such year, a statement showing, on a per Unit basis, the information necessary to enable a Beneficiary to determine its taxable income, gain, loss or deduction (if any) attributable to the assets held by the Liquidating Trust as determined for federal income tax purposes. In addition, after receipt of a request in good faith, the Trustees shall furnish to any Person who has been a Beneficiary at any time during the preceding year, at the expense of such Person and at no cost to the Liquidating Trust, a statement containing such further tax information as is reasonably available to the Trustees and reasonably requested by such Person. The Trustees shall file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental authority.

5.11 Books and Records. The Trustees shall maintain in respect of the Liquidating Trust and the Beneficiaries books and records relating to the Trust Assets and the income and Liabilities of the Liquidating Trust in such detail and for such period of time as may be necessary to enable the Trustees to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law. Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Liquidating Trust and the reporting obligations of the Trustees under Sections 5.9 and 5.10. Nothing in this Agreement requires the Trustees to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust or as a condition for making any payment or distribution out of the Trust Assets. During the term of the Liquidating Trust, Beneficiaries and their agents shall be entitled, upon 30 days’ prior written notice delivered to the Trustees, to inspect and copy (at their own expense) during normal business hours the following (and only the following) documents, solely to the extent that such documents are not publicly available on the website of the Commission: (a) this Agreement and all amendments hereto, (b) minutes of the proceedings (if any) of the Beneficiaries, (c) an annual statement of affairs (which may be the annual report contemplated by Section 5.9(b)), and (d) any voting trust agreements relating to voting of Units or Beneficial Interests on file with the Trustees; provided that, if so requested, such Beneficiaries shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustees. The reasonable administrative costs of the Trustees incurred in responding to information requests shall be paid from the Trust Assets.

5.12 Appointment of Agents, etc.

(a) The Trustees shall be responsible for the general supervision of the activities of the Liquidating Trust and Trust Subsidiaries conducted by all Agents of the Liquidating Trust or any of the Trust Subsidiaries. The Trustees shall have the power to appoint, employ or contract with any Person or Persons as the Trustees may deem necessary or proper for the transaction of all or any portion of the activities hereunder.

(b) The Trustees shall have the power to determine the terms and compensation of any Person with whom they may contract pursuant to Section 5.12(a).

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5.13 Engagement in Other Business. No Trustee shall be required to administer the Liquidating Trust as its sole and exclusive function and a Trustee may have other business interests and may engage in other activities similar or in addition to those relating to the Liquidating Trust, including in competitive business interests, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments, subject to such Trustee’s obligations under this Agreement and applicable law. No Trustee has any duty to present any business opportunity to the Liquidating Trust or other Trustees before taking advantage of such opportunity either in such Trustee’s individual capacity or through participation in any Person.

Article VI
THE TRUSTEES

6.1 Number and Qualification of Trustees. The Liquidating Trust shall be governed by the Trustees.

(a) There shall initially be two Trustees of the Liquidating Trust, each of whom shall be a citizen and resident of a state of the United States or the District of Columbia. The number of Trustees may be increased or decreased from time to time by the Trustees, provided that there shall never be fewer than one Trustee.

(b) If a corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate trustee shall be deemed to be a continuing entity and shall continue to act as a trustee hereunder with the same liabilities, duties, powers, titles, discretions, and privileges as are herein specified for a Trustee.

6.2 Initial Trustee and Subsequent Trustee. Paul T. McDermott and W. Drew Hammond are each hereby named, constituted and appointed as a Trustee, to act and serve as a Trustee of the Liquidating Trust and to perform the powers and functions of a Trustee to accomplish the objective of the Liquidating Trust as provided in this Agreement (the “Initial Trustees”). At the Subsequent Transfer Time, Mark E. Chertok shall, without further action by the Trustees or the Liquidating Trust, hereby be substituted for the Initial Trustees and appointed as Trustee, to act and serve as Trustee of the Liquidating Trust and to perform the powers and functions of a Trustee to accomplish the objective of the Liquidating Trust as provided in this Agreement (the “Subsequent Trustee”), and the Initial Trustees hereby agree that they shall resign as of the Subsequent Transfer Time. Each of the Initial Trustees and Subsequent Trustee are willing and able to so act and does hereby accept the appointment to act and serve as a Trustee of the Liquidating Trust and to hold the Trust Assets and administer the Liquidating Trust pursuant to the terms of this Agreement. Any Trustee shall be authorized to execute any document or instrument on behalf of the Liquidating Trust.

6.3 Resignation and Removal. Any Trustee may resign and be discharged from the Liquidating Trust by giving written notice to the other Trustees; provided, that if there is only one Trustee at the time of such Trustee’s resignation, then such resigning Trustee may resign and be discharged by making a public notice to the Beneficiaries of such resignation, which may take the form of a press release or the filing with the Commission of a current report on Form 8-K (filed under the Company’s Commission file number to the extent the Liquidating Trust is eligible to do so) announcing the same. Such resignation shall become effective on the date specified in such notice. Any Trustee may be removed at any time, with or without cause, by Beneficiaries holding in the aggregate more than two-thirds of the total Units held by all Beneficiaries at a meeting of the Beneficiaries duly called for such purpose. All obligations of a Trustee hereunder shall cease and terminate on the effective date of such Trustee’s resignation or removal; provided, that, in the case of any resignation in circumstances in which there are no remaining Trustees, then such resigning Trustee’s sole responsibility thereafter shall be to hold the Trust Assets for a period of 90 days following the effective date of resignation, at which time, if a successor Trustee shall have been appointed and have accepted such appointment in a writing to the Beneficiaries, then the resigning Trustee shall deliver the Trust Assets to the successor Trustee. If a successor Trustee shall not have been appointed within such 90 day period from the predecessor Trustee’s resignation, for any reason whatsoever, the resigning Trustee shall deliver the Trust Assets to a court of competent jurisdiction and give written notice of the same to the Beneficiaries by means of a press release or filing with the Commission of a current report on Form 8-K (filed under the Company’s Commission file number to the extent the Liquidating Trust is eligible to do so).

6.4 Appointment of Successor. If at any time a Trustee resigns, dies, becomes mentally incompetent or physically incapable of performing such Trustee’s responsibilities hereunder (“Disabled”), or in the event the number of Trustees of the Liquidating Trust shall be increased pursuant to Section 6.1 hereof, a vacancy shall be deemed to exist and a successor shall be appointed by action of a majority of the remaining Trustees (if any). If a vacancy occurs and there are no remaining Trustees, Michael Criscito shall be appointed as a Trustee (or, if Mr. Criscito is unable to serve as Trustee, FTI Consulting, Inc. (or the then current employer of the last Trustee who resigned, died or became Disabled if FTI Consulting, Inc. is not the current employer) shall use its reasonable efforts to identify and appoint a successor Trustee as soon as possible). A Trustee shall be deemed to have resigned as of the date of the Trustee’s death or the date on which the Trustee became Disabled.

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If FTI Consulting, Inc. (or such successor employer) is unable to identify and appoint a successor Trustee within 60 days of such resignation, then the Beneficiaries may, pursuant to Article X hereof, call a meeting to appoint a successor Trustee or successor Trustees. At such meeting, Beneficiaries holding an aggregate of a majority of the total Units held by all Beneficiaries shall constitute a quorum and a successor Trustee or successor Trustees shall be appointed by Beneficiaries holding an aggregate of at least a majority of the total Units held by all Beneficiaries present at the meeting, in person or by proxy, with each Unit being entitled to be voted with respect to each vacancy to be filled at such meeting. Pending the appointment of a successor Trustee, the remaining Trustee or Trustees then serving may continue to take all actions that may be taken by the Trustees hereunder.

6.5 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file one counterpart with the books and records of the Liquidating Trust and, in case of a resignation, deliver one counterpart to the resigning Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Liquidating Trust hereunder with like effect as if originally named therein; provided, however, that a resigning Trustee shall, nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee under the Liquidating Trust all the estates, properties, rights, powers and trusts of such predecessor Trustee.

6.6 Notice to Beneficiaries of Trustee Appointment. Upon a Trustee becoming vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Liquidating Trust, the Beneficiaries shall be notified of such pursuant to, and in accordance with, Section 14.5-813(b) of the Act.

6.7 Required Approval for Action by Trustees. At any time there is more than one Trustee, all actions required or permitted to be taken by the Trustees, in their capacity as Trustees, shall be taken by approval, consent, vote or resolution, including by written consent, authorized by at least a majority of the Trustees.

6.8 Compensation; Expense Reimbursement.

(a) In lieu of commissions or other compensation fixed by law for trustees, each Trustee shall receive as compensation for services as Trustee hereunder the amounts set forth in Schedule A attached hereto to the extent identified as applicable to that Trustee, or as may subsequently be approved by Beneficiaries holding an aggregate of at least two-thirds of the total Units held by all Beneficiaries.

(b) Each Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred, and appropriately documented, by such Trustee in the performance of that Trustee’s duties in accordance with this Agreement.

6.9 No Bond. No bond shall be required of the initial Trustees appointed hereunder, unless so required pursuant to Section 14.5-702 of the Act or other applicable law. Unless a bond is required by Section 14.5-702 of the Act or other applicable law, and such requirement cannot be waived by the remaining Trustees (if any) or the Beneficiaries, no bond shall be required of any successor Trustee hereunder. If a bond is required pursuant to Section 14.5-702 of the Act or other applicable law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by the remaining Trustees (if any) or the Beneficiaries. In the event a surety or security is required, the remaining Trustees (if any) or the Beneficiaries shall, to the extent permitted by law, determine the extent and amount of such surety or security with respect to such bond. The cost of any such bond shall be borne by the Liquidating Trust.

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Article VII
POWERS OF AND LIMITATIONS ON THE TRUSTEES

7.1 Limitations on Trustees. The Trustees shall not cause the Liquidating Trust, and shall not cause any Trust Subsidiaries, to enter into or engage in any trade or business except as necessary for the orderly liquidation of, and preservation or realization of the value of, the Trust Assets. In no event shall the Trustees take any action which would jeopardize the status of the Liquidating Trust as a “liquidating trust” for federal, state or local income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law or violate the restrictions set forth in Section 5.4. The Trustees shall not invest any of the cash held as Trust Assets in securities of any other Person, except that the Trustees may invest in (a) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (b) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof or the District of Columbia, or (c) other temporary investments not inconsistent with the Liquidating Trust’s status as a liquidating trust for tax purposes.

7.2 Specific Powers of Trustees. Subject to the provisions of the terms and conditions of this Agreement, the Trustees shall have the following specific powers in addition to any and all powers conferred upon them by any other section or provision of this Agreement or any laws of the State of Maryland; provided that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other section or provision of this Agreement and to act in such a manner as the Trustees may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a) to determine the nature and amount of the consideration to be received with respect to the sale, disposition or liquidation of, or the grant of interest in, each or all of the Trust Assets;

(b) to collect, liquidate, finance or refinance or otherwise convert into cash, or such other property as they deem appropriate, all property, assets and rights in the Trust Assets, to pay, discharge, and satisfy all Liabilities existing with respect to the Trust Assets, the Liquidating Trust or the Trustees, and to incur or assume, and pledge Trust Assets on behalf of the Liquidating Trust in furtherance of or in connection with the Trustees’ duties, powers, authority and obligations under this Agreement;

(c) to elect, appoint, engage, retain or employ any Agents or other advisors (including investment advisors, accountants, transfer agents, attorneys, managers, appraisers, brokers, consultants or other professionals) in one or more capacities to assist in the administration, disposition, liquidation and distribution of Trust Assets or otherwise assist the Trustees in their duties, on such terms as the Trustees deem appropriate, and to pay reasonable compensation from the Trust Assets for services in as many capacities as such Person may be so appointed, engaged, employed or retained;

(d) to retain and set aside such funds out of the Trust Assets as the Trustees shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid Liabilities of the Liquidating Trust or any Trust Subsidiaries; and (ii) the expenses of administering the Trust Assets; it being understood that the Trustees will withhold from any distributions to Beneficiaries under this Agreement of residual proceeds of any Trust Assets (whether designated as reserves or otherwise) any Trust Assets as are reasonably necessary or appropriate, in the sole discretion of the Trustees, to fund and maintain contingency reserves pending resolution of all contingent Liabilities;

(e) to do and perform any and all acts necessary or appropriate for the conservation, protection and realization of the value of the Trust Assets pending sale, disposition or liquidation thereof or distribution of the residual proceeds thereof to the Beneficiaries;

(f) to institute, defend, settle or otherwise resolve actions, judgments or claims for declaratory relief or other actions, judgments or claims and to take such other action, in favor of the Liquidating Trust or any Trust Subsidiary, or as otherwise required, as the Trustees may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

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(g) to determine conclusively from time to time the fair value of and to revalue the securities and other property of the Liquidating Trust, with the assistance of independent valuation or other experts or other information as they deem necessary or appropriate;

(h) to cancel, terminate or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the term of the Liquidating Trust;

(i) in the event any asset or property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which any Trustee is not qualified to act as a Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the asset or property situated in that state or other jurisdiction as a trustee of such asset or property and require from such trustee such security, if any, as may be designated by the Trustees, which, in the sole discretion of the Trustees may be paid out of the Trust Assets. The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of this Agreement, except as limited by the Trustees and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustees herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such assets or property. The Trustees hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustees of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

(j) to hold legal title to and all rights of the Beneficiaries in or arising from the Trust Assets, including collecting or receiving all money or other property belonging to the Liquidating Trust;

(k) to (i) terminate and dissolve any entities owned by the Liquidating Trust, including any Trust Subsidiary and (ii) form any new entities to be owned by the Liquidating Trust or any Trust Subsidiary, provided that the interests in any such newly formed entities would not constitute assets prohibited by this Agreement and by Revenue Procedure 82-58, 1982-2 C.B. 847 (as amplified by Revenue Procedure 91-15, 1991-1 C.B. 484), as the same may be further amended, supplemented, or modified;

(l) to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement;

(m) to file, if necessary, any and all tax and information returns and tax elections with respect to the Liquidating Trust or the Company and their subsidiaries, pay taxes, if any, properly payable by any such Person, and provide tax reports to the Beneficiaries as required by law;

(n) to obtain reasonable insurance coverage with respect to Liabilities related to the Liquidating Trust, including their Liabilities as Trustees under this Agreement (in the form of an errors and omissions policy or otherwise);

(o) to assert or waive any privilege or defense on behalf of the Liquidating Trust or any Trust Subsidiary or, with respect to the Trust Assets or the Company;

(p) to establish and maintain bank, brokerage and other accounts in the name of the Trustees or the Liquidating Trust or the Trust Subsidiaries; and

(q) to take or refrain from taking any and all actions the Trustees reasonably deem necessary or convenient for the continuation, protection and maximization of the Trust Assets or to carry out the purposes hereof.

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Article VIII
DUTIES AND LIABILITIES OF THE TRUSTEES,
BENEFICIARIES AND AGENTS; INDEMNIFICATION

8.1 Generally. The Trustees accept and undertake to discharge the Liquidating Trust, upon the terms and conditions hereof, on behalf of the Beneficiaries. Each Trustee shall exercise such rights and powers vested in the Trustees by this Agreement in good faith, and as a prudent person would, by considering the purpose, terms, distributional requirements and other circumstances of the Liquidating Trust and by exercising reasonable care, skill and caution in connection therewith. No Trustee shall have or be deemed to have any fiduciary or other duty to the Liquidating Trust, any Trust Subsidiary, any Beneficiary, any Trustee or any other Person, except for such duties as are expressly provided by this Agreement. No Trustee shall be liable hereunder absent gross negligence, willful misconduct, bad faith, or fraud. The provisions of this Agreement, to the extent that they restrict or otherwise limit the duties and liabilities of the Trustees otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustees. A determination by a Trustee to act or refrain from acting shall, to the maximum extent permitted by Maryland law, be presumed by any court or arbitrator to satisfy a Trustee’s duties to the Liquidating Trust and the Beneficiaries in regard to the matter under consideration. Neither the amendment nor repeal of this Section 8.1, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 8.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In addition, notwithstanding the foregoing:

(a) no successor Trustee shall be responsible for the acts or omissions of a Trustee in office prior to the date on which such successor becomes a Trustee;

(b) the Trustees shall not be required to perform any duties or obligations except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustees;

(c) in the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth, accuracy and completeness thereof, on the statements and certificates or opinions furnished to the Trustees and conforming to the requirements of this Agreement;

(d) no Trustee shall be liable for any act which such Trustee may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any Agent appointed by the Trustees, or for anything that they may do or refrain from doing in connection with this Agreement while acting in good faith; and

(e) no Trustee shall be liable with respect to any action taken or omitted to be taken by such Trustee in accordance with (i) a written opinion of legal counsel addressed to the Trustees or (ii) the direction of Beneficiaries having aggregate Beneficial Interests of at least a majority of all Beneficial Interests relating to the exercise by the Trustees of any trust or power conferred upon the Trustees under this Agreement.

8.2 Reliance by Trustees.

(a) The Trustees may consult with legal counsel, auditors, financial advisers, real estate advisers or other experts to be selected by them with reasonable care and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustees and agents of the Liquidating Trust in respect of any action taken or suffered by the Trustees in good faith and in the reliance on, or in accordance with, such advice or opinion.

(b) Persons dealing with the Trustees shall look only to the Trust Assets to satisfy any liability incurred by the Trustees to such Person in carrying out the terms of the Liquidating Trust, and the Trustees shall have no personal or individual obligation to satisfy any such liability.

(c) As far as reasonably practicable, the Trustees shall cause any written instrument creating an obligation of the Liquidating Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustees nor their agents shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustees or their agents liable, nor shall the Trustees be liable to anyone for such omission.

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8.3 Limitation on Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of the Liquidating Trust. To the maximum extent permitted by Section 14.5-906 of the Act or any successor provision, no present or former Trustee or Agent of the Liquidating Trust or of any Trust Subsidiary shall be subject to any personal liability whatsoever in tort, contract or otherwise, to the Liquidating Trust, any Beneficiary or any other Person. All Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Liquidating Trust. The Trustees shall, at all times, at the expense of the Liquidating Trust, maintain insurance for the protection of the Trust Assets, its Beneficiaries, the Trustees and Agents in such amount as the Trustees shall deem adequate, in the exercise of their discretion, to cover all foreseeable Liability to the extent available at reasonable rates, to the extent available on commercially reasonable terms. Neither the amendment nor repeal of this Section 8.3, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 8.3, shall apply to or affect in any respect the applicability of the preceding sentences with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

8.4 Execution of Instruments in Capacity as Trustee. Any written instrument creating an obligation of the Liquidating Trust shall be conclusively taken to have been executed or done by a Trustee or Agent of the Liquidating Trust only in its capacity as a Trustee under this Agreement, or in its capacity as an Agent of the Liquidating Trust.

8.5 Indemnification. The Trustees and each Person appointed or employed by the Trustees pursuant to Section 5.12, and the directors, officers, employees, managers and agents of each Trustee (each such person an “Indemnified Person” and collectively the “Indemnified Persons”), shall, to the fullest extent to which a director of a Maryland corporation may be indemnified and to such further extent, if any, as may be permitted by the Act, be indemnified out of the Trust Assets against all claims, actions, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Liquidating Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (a) in the case of a Trustee or a Person appointed by the Trustees pursuant to Section 5.12 while in office or thereafter, by reason of his being or having been such a Trustee or Agent including in connection with or arising out of any action, suit or other proceeding based on any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Trustee or Person in such capacity; and (b) in the case of any director, officer, employee, manager or agent of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees shall make advance payments in connection with indemnification under this Section 8.5, provided that the Indemnified Person shall have given a written affirmation of its good faith belief that the Indemnified Person has met the applicable standard of care together with an undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Liquidating Trust in the event that it is ultimately determined that the Indemnified Person is not entitled to such indemnification. The Trustees shall cause the Liquidating Trust to purchase such insurance as they believe, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such claims, actions, liabilities and expenses pursuant to this Section 8.5, to the extent available on commercially reasonable terms which insurance is expected to be similar in coverage for such Indemnified Person as the Company’s Directors and Officers insurance policy in place before the Subsequent Transfer Date. Nothing contained herein shall restrict the right of the Trustees to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

8.6 Reliance on Statements by Trustees. Any Person dealing with the Trustees shall be fully protected in relying upon a certificate of the Trustees with respect to the authority that a Trustee, or any Agent of the Liquidating Trust, has to take any action with respect to the Liquidating Trust. Any Person dealing with the Trustees shall be fully protected in relying upon a certificate of the Trustees setting forth the facts concerning any action taken by a Trustee pursuant to this Agreement.

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Article IX
CERTAIN MATTERS CONCERNING THE BENEFICIARIES

9.1 Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (a) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by proxy, agent or attorney appointed in writing; or (b) by the record of the Beneficiaries voting in person or by proxy in favor thereof at any meeting of the Beneficiaries duly called and held in accordance with the provisions of Article X.

9.2 Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to the Trust Assets or the agreements relating to or forming part of the Trust Assets, and the Beneficiaries do hereby waive any such right in consideration of receipt of each such Beneficiary’s respective Units..

9.3 Requirement of Undertaking. The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted to be taken by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 9.3 shall not apply to any suit by the Trustees.

Article X
MEETINGS OF BENEFICIARIES

10.1 Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement expressly permit Beneficiaries to take either acting alone or with the Trustees.

10.2 Meeting Called by Trustees. The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place as the Trustees shall determine. Written notice of any meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 10.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Liquidating Trust.

10.3 Meeting Called on Request of Beneficiaries. Within 30 days after written request to the Trustees by Beneficiaries holding an aggregate of at least 25% of the total Units held by all Beneficiaries to call a meeting of all Beneficiaries (but only to transact business permitted by Section 10.1 hereof), which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of Section 10.2 to call a meeting of the Beneficiaries.

10.4 Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized. Each Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary as of the applicable record date.

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10.5 Quorum; Vote Required for Approval. Except as otherwise required by this Agreement, Beneficiaries holding at least one-third of the total Units shall be necessary to constitute a quorum at any meeting of the Beneficiaries for the transaction of business. If less than a quorum is present, the Trustees or Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries represented at the meeting in person or by proxy may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, when a quorum is present, any act requiring the approval of the Beneficiaries shall be approved by Beneficiaries holding an aggregate of at least a majority of the total Units present at the meeting in person or by proxy.

10.6 Adjournment of Meeting. Subject to Section 10.5, a meeting of the Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

10.7 Conduct of Meetings.

(a) The Trustees shall appoint a Chairperson and a Secretary of the meeting and may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement. The vote upon any resolution submitted to any meeting of the Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairperson of the meeting, shall count all votes cast at the meeting, in person or by proxy, for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

(b) In the event that a meeting of the Beneficiaries is held when there are no Trustees then in office, the Beneficiaries present or represented by proxy may adopt, pursuant to Section 10.5, such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

10.8 Meetings by Written Consent. Any action required or permitted to be taken at any meeting of the Beneficiaries may be taken without a meeting if the action is advised, and submitted to the Beneficiaries for approval, by the Trustees and by a consent in writing or by electronic transmission of Beneficiaries entitled to cast the minimum number of votes that would be necessary to authorize or take the action as specified in this Agreement or, if no minimum number of votes is specified in this Agreement to authorize or take the action, then by Beneficiaries holding an aggregate of at least a majority of the total Units held by all Beneficiaries. The Liquidating Trust shall give notice of any action taken by less than a unanimous consent to each Beneficiary not later than 10 days after the effective time of such action.

10.9 Record of Meeting. A record of the proceedings of each meeting of the Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

Article XI
AMENDMENTS

11.1 No Right to Revoke Liquidating Trust. Except as provided in the first sentence of Section 11.2, this Agreement is irrevocable and all transfers of Transferred Assets made to the Liquidating Trust may not be revoked or withdrawn by the Company, or by any shareholder, beneficiary or creditor of the Company.

11.2 Amendments Not Requiring Consent of Beneficiaries. Prior to Subsequent Transfer Time, the Company reserves the right to modify the Plan, reserves the right to withhold assigning to the Liquidating Trust any or all of the Transferred Assets and reserves the right, by written instrument approved by the Board and executed by an authorized officer of the Company, to amend the terms of this Agreement. After the Subsequent Transfer Time, this Agreement may be amended from time to time by the Trustees, without the consent of any of the Beneficiaries, (a) to add to the representations, duties or obligations of the Trustees or surrender any right or power granted to the Trustees herein, (b) to evidence the removal, resignation or appointment of a Trustee in accordance with Article VI, (c) to comply with applicable laws, including tax laws or to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency, compliance with which the Trustees deem to be in the best interest of the Beneficiaries as a whole, (d) as may be necessary or appropriate in the sole discretion of the Trustees to ensure that the Beneficial Interests or the Liquidating Trust are not subject to registration or the reporting requirements under the Securities Act, the Exchange Act, or any state or local laws requiring registration, (e) to enable the Liquidating Trust to be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, or (f) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement.

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11.3 Amendments Requiring Consent of Beneficiaries. Except as otherwise permitted in Section 11.2, this Agreement may be amended from time to time by the Trustees, with the approval of Beneficiaries holding a majority of the total Units outstanding, or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, obtained at a meeting of the Beneficiaries duly called for such purpose; provided that no such amendment (a) shall increase the potential liability of the Trustees hereunder without the written consent of the Trustees, (b) shall permit the Trustees to engage in any activity prohibited by Section 7.1 hereof or affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of any distribution, or (c) shall, or cause the Trustees to take any action that would, jeopardize the status of the Liquidating Trust as a “liquidating trust” for federal, state, or local income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law or jeopardize the Beneficiaries’ treatment as other than the owners of their respective shares of the Liquidating Trust’s taxable income pursuant to Sections 671 through 679 of the Code and any analogous provision of state or local law.

11.4 Notice and Effect of Amendment. Upon the execution of any such declaration of amendment by the Trustees in accordance with this Article XI, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

Article XII
MISCELLANEOUS PROVISIONS

12.1 Filing Documents. The Trustees, in their discretion, may elect to file or record this Agreement in the office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained at https://elmecommunities.com (or any other public website selected by the Trustees) and at Elme Communities Liquidating Trust, c/o FTI Consulting, Inc., 56 Livingston Avenue, Suite 400, Roseland, NJ 07068, or in such other office as shall be identified on such website by the Trustees from time to time and be available during regular business hours for inspection by the Beneficiaries or such person’s duly authorized representative. The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustees shall file or record any instrument which relates to any change in the office of the Trustees in the same places, if any, where the original Agreement is filed or recorded.

12.2 Intention of Parties to Establish Trust. This Agreement is not intended to create, and shall not be interpreted as creating, a corporation, association, partnership, or joint venture of any kind for purposes of federal income taxation or for any other purpose.

12.3 Laws as to Construction. This Agreement, the internal affairs of the Liquidating Trust, and the liability of the Trustees as trustees, and the Beneficiaries as holders of Beneficial Interests, shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to rules governing conflict of laws. Except as contemplated in Section 14.5-105 of the Act, in the event of any conflict between this Agreement and the Plan or the Act, this Agreement shall control. The Trustees, the Company and the Beneficiaries (in consideration of receipt of each such Beneficiary’s respective Units) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

12.4 Beneficiaries Have No Rights or Privileges as Shareholders. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges as Beneficiaries attributable to their former status as Shareholders.

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12.5 Exclusive Forum for Certain Litigation. Unless the Trustees consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any action asserting a claim of breach of any duty owed by any Trustee or any officer, employee, independent contractor or agent of the Liquidating Trust or any Trust Subsidiary to the Liquidating Trust or any Beneficiary or such Beneficiary’s heirs or devisees or, if applicable, plan participant or account owner, (b) any action asserting a claim against the Liquidating Trust or any Trustee or any officer, employee, independent contractor or Agent of the Liquidating Trust or any Trust Subsidiary pursuant to any provision of the Act or this Agreement or (c) any action asserting a claim against the Liquidating Trust or any Trustee or any officer, employee, independent contractor or Agent of the Liquidating Trust or any Trust Subsidiary that is governed by the internal affairs doctrine to the extent applicable to the Trust. In the event that any action or proceeding described in this Section 12.5 is pending in the Circuit Court for Baltimore City, Maryland, any Trustee or Beneficiary that is a party to such proceeding or claim shall cooperate in seeking to have the action or proceeding assigned to the Maryland Business and Technology Case Management Program.

12.6 Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

12.7 Notices.

(a) Except as otherwise required in the Act, any notice or other communication by the Trustees to any Beneficiary shall be in writing (including by facsimile transmission or by e-mail) and shall be deemed to have been duly given for all purposes when (i) deposited in the mail, for delivery by certified mail or first-class mail, postage prepaid, return receipt requested, or deposited with a courier service for delivery to, such Person (or, in the case of notice by facsimile transmission or email, when received and telephonically or electronically confirmed) or (ii) delivered personally.

(b) All notices and other communications under this Agreement to any party hereto shall be in writing (including by facsimile transmission or by e-mail) and shall be deemed to have been duly given for all purposes when (i) deposited in the mail, postage prepaid, for delivery to, or deposited with a courier service for delivery to, such party (or, in the case of notice by facsimile transmission or email, when received and telephonically or electronically confirmed), or (ii) delivered personally or sent by email to such party, in each case at the following address or at such other addresses or numbers as shall be specified by the parties by like notice.

If to the Liquidating Trust or the Trustees:

Prior to the Subsequent Transfer Time:

Elme Communities Liquidating Trust

c/o Elme Communities

7550 Wisconsin Avenue, Suite 900

Bethesda, MD 20814

After the Subsequent Transfer Time:

Elme Communities Liquidating Trust

c/o FTI Consulting, Inc.

56 Livingston Avenue, Suite 400

Roseland, NJ 07068

If to the Company:

Elme Communities

7550 Wisconsin Avenue, Suite 900

Bethesda, MD 20814

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12.8 Preservation of Privileges and Defenses. In connection with the rights, claims and causes of action that constitute the Trust Assets, any attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust shall vest in the Trustees, and the Trustees, their representatives and the Company are authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses.

12.9 Relationship to the Plan. The principal purpose of this Agreement is to aid in the implementation of the Plan and therefore this Agreement incorporates the provisions of the Plan. To that end, the Trustees shall have full power and authority to take any action consistent with the purpose and provisions of the Plan.

12.10 Headings. The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in .pdf format, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer, and the Trustees herein have executed this Agreement, effective this 7th day of October, 2026.

THE COMPANY
Elme Communities

By:	/s/ W. Drew Hammond
W. Drew Hammond
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

INITIAL TRUSTEES

/s/ W. Drew Hammond
W. Drew Hammond

/s/ Paul T. McDermott
Paul T. McDermott

SUBSEQUENT TRUSTEE

/s/ Mark E. Chertok
Mark E. Chertok

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Schedule A

Trustee Compensation

Initial Trustees

The Initial Trustees will receive no compensation for their services as Initial Trustees.

Subsequent Trustee

The Trust will pay FTI Consulting, Inc. (“FTI”) a non-refundable monthly advisory fee of $10,000 for the services of Mark E. Chertok or any Successor Trustee employed by FTI at the time of service. Certain services beyond the scope of the agreed upon engagement will be billed at an agreed upon hourly rate.

The Subsequent Trustee is also expected to retain FTI Consulting, Inc. to provide certain accounting, financial reporting and administrative services under a separate engagement agreement.

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